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                             BIRTHDAYEXPRESS.COM, INC.

                       AMENDED AND RESTATED VOTING AGREEMENT

       THIS AMENDED AND RESTATED VOTING AGREEMENT (the "AGREEMENT") is made as of the 21st day of July , 1999, by and among BIRTHDAYEXPRESS.COM, INC., a Washington corporation (the "COMPANY"), MICHAEL JEWELL and JAN JEWELL (the "FOUNDERS"), and the holders of shares of Series A Preferred Stock (the
"Series A Preferred Stock") listed on EXHIBIT A hereto (the "Series A Holders"), and the holders of shares of Series B Preferred Stock (the "Series B Preferred Stock") listed on EXHIBIT B hereto (the "Series B Purchasers") (the Series A Holders and Series B Purchasers may be referred to, collectively, herein as the "INVESTORS" and individually, an "INVESTOR").

                                      RECITALS

       WHEREAS, the Founders and the Series A Holders possess certain voting rights and other rights and obligations pursuant to a certain Voting Agreement dated October 15, 1998, among the Company, the Founders and the Series A Holders (the "Prior Agreement").

       WHEREAS, the Founders and the Series A Holders desire to terminate the Prior Agreement and to accept the rights and obligations created pursuant hereto in lieu of the rights and obligations granted to them under the Prior Agreement.

       WHEREAS, the Series B Purchasers and the Company are parties to the Series B Preferred Stock Purchase Agreement of even date herewith (the "Purchase Agreement") providing for the sale and issuance to the Series B Purchasers of the Series B Preferred Stock.

       WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce the Series B Purchasers to invest funds in the Company pursuant to the Purchase Agreement, the Series B Purchasers, the Series A Holders, the Founders and the Company hereby agree that this Agreement shall govern the rights of the Series B Purchasers, the Series A Holders, the Founders and the Company as to the matters set forth herein, and the Founders, the Series A Holders and the Company hereby agree that the Prior Agreement shall be superseded, rendered void and replaced in its entirety by this Agreement.

                                     AGREEMENT

       NOW THEREFORE, the parties agree as follows:

       1.     ELECTION OF DIRECTORS

              1.1 BOARD REPRESENTATION. At each annual meeting of the shareholders of the Company, or at any meeting of the shareholders of the Company at which members of the Board of Directors of the Company are to be elected, or whenever members of the Board of Directors are to be elected by written consent, the Founders and the Investors agree to vote or act with respect to their shares so as to elect:

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                     (a)    three (3) members of the Company's Board of
Directors designated by a majority of the outstanding shares of the Company's Common Stock issued and outstanding as of the date hereof, one (1) of which, not including the Founders, shall have experience in the internet and e-commerce industries (the "I and E Director");

                     (b) one (1) member of the Company's Board of Directors designated by a majority of holders of the outstanding shares of Series A Preferred so long as at least 500,000 shares of Series A Preferred Stock issued pursuant to the Prior Agreement remains outstanding (as adjusted for stock splits, stock dividends, recapitalizations and the like); and

                     (c) one (1) member of the Company's Board of Directors designated by a majority of holders of the outstanding shares of Series B Preferred so long as at least 500,000 shares of Series B Preferred Stock issued pursuant to the Purchase Agreement remains outstanding (as adjusted for stock splits, stock dividends, recapitalizations and the like); PROVIDED, HOWEVER, for so long as Arch Venture Fund IV, L.P. (together with its affiliates) continues to hold at least one-third of such outstanding shares, such member shall be designated by Arch Venture Fund IV, L.P.

The directors designated by the Investors are subject to the approval of a majority of the Company's directors then serving in such capacity. The I and E Director shall be subject to the approval of all of the Company's directors then serving in such capacity.

              1.2 APPOINTMENT OF DIRECTORS. In the event of the resignation, death, removal or disqualification of a director selected by the Series A Holders, Series B Purchasers or the holders of the Company's Common Stock, as the case may be, the Series A Holders, Series B Purchasers or the holders of the Company's Common Stock, as the case may be, shall promptly nominate a new director, and, after written notice of the nomination has been given by the Series A Holders, Series B Purchasers or the holders of the Company's Common Stock, as the case may be, to the other parties (and, with respect to a nominee designated by the Investors, such nominee has been approved by a majority of the Company's directors then serving in such capacity), each Series A Holder, Series B Purchaser and holder of shares of the Company's Common Stock shall vote its shares of capital stock of the Company to elect such nominee to the Board of Directors.

              1.3 REMOVAL. Any Investors or holders of the Company's Common Stock, individually or as a class, as the case may be, which in either case have the authority to appoint directors, may remove their designated director(s) at any time and from time to time, with or without cause (subject to the Bylaws of the Company as in effect from time to time and any requirements of law), in their sole discretion, and after written notice to each of the parties hereto of the new nominee to replace such director and, with respect to a nominee of the Investors, after such nominee has been approved by a majority of the Company's directors then serving in such capacity, each Investor and holder of the Company's Common Stock shall promptly vote its shares of capital stock of the Company to elect such nominee to the Board of Directors.

       2.     DRAG ALONG RIGHTS.


                                     2.
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              2.1    DRAG ALONG RIGHT.  If (a) Investors holding a majority of
the outstanding Series A and Series B Preferred Stock, voting together as a single class (the "Majority Preferred Holders") as provided in Section 6(a) of the Company's Amended and Restated Articles of Incorporation (the "Restated Articles") and (b) shareholders holding the requisite number of shares of stock of the Company as provided in the Restated Articles or as otherwise provided under the Washington Business Corporation Act, agree to sell or transfer all of the securities of the Company or agree to the sale of all or substantially all of the assets of the Company, each in a transaction described in Section 2(c)(i) of the Restated Articles, then all Investors and Founders ("Selling Securityholders") will be required to vote in favor of and to sell all of the securities of the Company held by them or vote in favor of the sale of the assets of the Company.

              2.2    CONSIDERATION.  Notwithstanding the provisions of
Section 2.1 immediately above, no Selling Securityholder shall be required to vote in favor of and to sell such securities unless: (a) the consideration to be received is at least equal to the liquidation preference then applicable to such securities (as set forth in Section 2 of the Amended and Restated Articles of Incorporation), (b) the consideration to be received by all Selling Securityholders will be the same consideration per share to be received by the Majority Preferred Holders, and (c) the terms and conditions of such sale shall be the same as those upon which the Majority Preferred Holders sell their securities; PROVIDED HOWEVER, that any general indemnity given by the Selling Securityholders, applicable to liabilities not specific to a particular Selling Securityholder, to the purchaser in connection with such sale shall be apportioned among the Selling Securityholders according to the consideration received by each Selling Securityholder.

              2.3 NOTICE. The Company shall provide written notice to the Selling Securityholders setting forth the consideration to be paid by the purchaser for the securities and the material terms of the sale within ten (10) business days after the exercise of the Drag Along Rights pursuant to Section
2.1 ("Drag Along Notice").

              2.4 DELIVERY OF SECURITIES. Within ten (10) business days after the date of the Drag Along Notice, each Selling Securityholder shall deliver to the Company, the duly endorsed certificate or certificates representing the securities held by such Selling Securityholder to be sold, and a limited power-of-attorney authorizing the Company to take all actions necessary to sell or otherwise dispose of such Securities. In the event that a Selling Securityholder should fail to deliver the Securities, the Company shall cause the books and records of the Company to show that such Securities are bound by the provisions of this Section 2 and that such Securities may only be transferred to the purchaser in such sale.

              2.5 REMITTANCE OF CONSIDERATION. Promptly after the consummation of the sale, the Purchaser shall remit directly to the Selling Securityholders the total sales price of the Securities sold pursuant thereto.

       3.     ADDITIONAL REPRESENTATIONS AND COVENANTS

              3.1 NO REVOCATION. The voting agreements contained herein are coupled with an interest and may not be revoked during the term of this Agreement.


                                   3.
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              3.2    CHANGE IN NUMBER OF DIRECTORS.  Except as otherwise
provided herein, the Founders and the Investors will not vote for any amendment or change to the Articles of Incorporation or Bylaws providing for the election of more or less than five (5) directors, or any other amendment or change to the Articles of Incorporation Bylaws inconsistent with the terms of this Agreement.

              3.3 LEGENDS. Each certificate representing shares of the Company's capital stock held by Founders or Investors or any assignee of the Founders or Investors shall bear the following legend:

                     "THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING
              AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN SHAREHOLDERS OF THE COMPANY (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT."

       4.     TERMINATION

              4.1 TERMINATION EVENTS. This Agreement shall terminate upon the earlier of.

                     (a) A firm commitment underwritten public offering by the Company of shares of its Common Stock pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, which results in aggregate cash proceeds to the Company of $20,000,000 (net of underwriting discounts and commissions) at a public offering price of at least $12.00 per share; or

                     (b) The sale, conveyance, disposal, or encumbrance of all or substantially all of the Company's property or business or the Company's merger into or consolidation with any other corporation (other than a wholly-owned subsidiary corporation) or if the Company effects any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, PROVIDED that this Section 3.1(b) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company.

              4.2 REMOVAL OF LEGEND. At any time after the termination of this Agreement in accordance with Section 3.1, any holder of a stock certificate legended pursuant to Section 2.3 may surrender such certificate to the Company for removal of the legend, and the Company will duly reissue a new certificate without the legend.

       5.     MISCELLANEOUS

              5.1 SUCCESSORS AND ASSIGNS The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.


                                     4.
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              5.2    AMENDMENTS AND WAIVERS.  Any term hereof may be amended or waived only with the written consent of the Company, the Founders, and holders of at least a majority of the Series A Preferred Stock, voting as a class, and the holders of at least a majority of Series B Preferred Stock, voting as a class. Any amendment or waiver effected in accordance with this Section 5.2 shall be binding upon the Company, the Investors and the Founders, and each of their respective successors and assigns.

              5.3 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient on the date of delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth on the signature page or on EXHIBIT A hereto, or as subsequently modified by written notice.

              5.4 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then
(a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

              5.5 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.

              5.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

              5.7 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

              5.8 ADDITIONAL SERIES B PURCHASERS. If 1,580,000 shares of Series B Preferred are not sold on the date of this Agreement, the Company has the right, pursuant to Section 1.2(c) of the Purchase Agreement, at any time prior to October 30, 1999, to sell that number of shares of Series B Preferred equal to the difference between 1,580,000 minus the number of shares of Series B Preferred Stock issued and sold on the date of this Agreement to one or more additional purchasers as determined by the Company. Any such additional purchaser shall execute an Addendum Agreement substantially in the form attached hereto as EXHIBIT C and shall become a party to this Agreement and shall be considered a "Series B Purchaser" for purposes of this Agreement.


                          [Signature Page Follows]


                                     5.
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         The parties hereto have executed this Amended and Restated Voting
Agreement as of the date first written above.

COMPANY:                                            SERIES A HOLDER:

BIRTHDAYEXPRESS.COM, INC.                           ---------------------------
                                                    (Investor)

By:                                                 By:
   ---------------------------------                   ------------------------

                                                    Name:
                                                         ----------------------
                                                                (print)
Address:     11220 - 120th Avenue N.E.
             Kirkland, Washington 98033             Title:
                                                          ---------------------
Fax No.:     (425) 889-9741


FOUNDERS:                                           SERIES B PURCHASER:

------------------------------------                ---------------------------
                                                    (Investor)

                                                    By:
                                                       ------------------------

                                                    Name:
                                                         ----------------------
                                                                (print)

                                                    Title:
------------------------------------                      ---------------------



                     SIGNATURE PAGE TO AMENDED AND RESTATED
                                VOTING AGREEMENT